Exhibit 23.2

200 Spectrum Center Drive, Suite 300 Irvine, CA 92618 (714) 234-5980 www.BCRGCPAS.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post- Effective Amendment No. 1 to the Registration Statement on Form F-1 of Check-Cap Ltd. of our audit report dated May 12, 2026, relating to the financial statements of MBody AI Corp for the years ending December 31, 2025 and December 31, 2024.

We also consent to the reference to us as an expert under the heading “Experts” in such Registration Statement.

Irvine, California

May 14, 2026